Exhibit 99.1

Alphatec Holdings, Inc. Announces Pricing of Public Offering of Common Stock

CARLSBAD, California, July 31, 2019 – Alphatec Holdings, Inc. (“ATEC”) (NASDAQ: ATEC), a provider of innovative spine surgery solutions dedicated to revolutionizing the approach to spine surgery, today announced the pricing of an underwritten public offering of 10,900,000 shares of its common stock at a public offering price of $4.60 per share. The offering is expected to close on or about August 2, 2019, subject to the satisfaction of customary closing conditions. In connection with the offering, ATEC has granted the underwriters a 30-day option to purchase up to an additional 1,635,000 shares of common stock in the offering at the public offering price, less underwriting discounts and commissions.

Piper Jaffray and Canaccord Genuity are acting as joint book-running managers in the offering. Lake Street Capital Markets is acting as co-manager in the offering.

ATEC expects to receive gross proceeds of approximately $50,140,000. ATEC intends to use the net proceeds from the offering, after deducting underwriting discounts and commissions and estimated offering expenses payable by ATEC, for general corporate purposes, including working capital, capital expenditures, and continued research and development with respect to products and technologies. A portion of the net proceeds of the offering may be used to fund possible investments in or acquisitions of complementary businesses, products, or technologies. ATEC currently does not have any agreements or commitments to complete any such transaction.

The shares of common stock are being offered pursuant to a shelf registration statement on Form S-3 (File No. 333-221085) previously filed with and declared effective by the Securities and Exchange Commission. A preliminary prospectus supplement and accompanying base prospectus relating to the offering, and a final prospectus supplement and accompanying base prospectus relating to the offering each contain important information relating to the ATEC’s shares of common stock. A preliminary prospectus supplement and accompanying prospectus relating to the offering have been filed with the SEC and are available on the SEC’s website at www.sec.gov. The final prospectus supplement and accompanying base prospectus will be filed with the SEC and available on the SEC’s website thereafter, and, when available, may also be obtained from Piper Jaffray & Co., Attention: Prospectus Department, 800 Nicollet Mall, J12S03, Minneapolis, MN 55402, via telephone at (800) 747-3924 or via email at prospectus@pjc.com; or from Canaccord Genuity LLC, Attention: Syndicate Department, 99 High Street, Suite 1200, Boston, MA 02110, or by email at prospectus@cgf.com, or by phone at (617) 371-3900.

This press release shall not constitute an offer to sell nor the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About ATEC

ATEC, through its wholly-owned subsidiaries, Alphatec Spine, Inc. and SafeOp Surgical, Inc., is a provider of innovative spine surgery solutions dedicated to revolutionizing the approach to spine surgery. ATEC designs, develops and markets spinal fusion technology products and solutions for the treatment of spinal disorders associated with disease and degeneration, congenital deformities and trauma. ATEC markets its products in the U.S. via independent sales agents and a direct sales force. Additional information can be found at www.atecspine.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainty. Such statements are based on management’s current expectations and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. ATEC cautions investors that there can be no assurance that actual results or business conditions will not differ materially from those projected or suggested in such forward-looking statements as a result of various factors. The words “believe,” “will,” “should,” “expect,” “intend,” “estimate,” “look forward” and “anticipate,” variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. A further list and description of these and other factors, risks and uncertainties can be found in ATEC’s most recent annual report, any subsequent quarterly and current reports, and certain other filings, filed with the Securities and Exchange Commission. ATEC disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law.

Company Contact:

Jeff Black

Chief Financial Officer

(760) 494-6715

ir@atecspine.com

Investor/Media Contact:

Tina Jacobsen

Investor Relations

(760) 494-6790

ir@atecspine.com